EXHIBIT 1.1
EXECUTION COPY
SANTANDER DRIVE AUTO RECEIVABLES TRUST 2010-3
SANTANDER DRIVE AUTO RECEIVABLES LLC
Depositor
SANTANDER CONSUMER USA INC.
Sponsor and Servicer
$334,700,000 0.35665% Class A-1 Asset Backed Notes
$209,200,000 0.93% Class A-2 Asset Backed Notes
$96,100,000 1.20% Class A-3 Asset Backed Notes
$94,300,000 2.05% Class B Asset Backed Notes
$165,700,000 3.06% Class C Asset Backed Notes
UNDERWRITING AGREEMENT
November 18, 2010
Citigroup Global Markets Inc.
390 Greenwich Street, 1st Floor
New York, NY 10013
Deutsche Bank Securities Inc.
60 Wall Street, 3rd Floor
New York, NY 10005
Santander Investment Securities Inc.
45 East 53rd Street
New York, NY 10022
Ladies and Gentlemen:
     Section 1. Introductory.
     Santander Drive Auto Receivables LLC, a Delaware limited liability company (the “Seller”) and Santander Consumer USA Inc., an Illinois corporation (“SC USA”), confirm their agreement with Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Santander Investment Securities Inc. (collectively, the “Underwriters”) as follows:
     The Seller proposes to sell to the Underwriters a portion of the notes of the classes designated in the applicable Terms Exhibit (the “Notes”). The Notes are to be issued by Santander Drive Auto Receivables Trust 2010-3, a Delaware statutory trust (the “Issuer”) under the Indenture (the “Indenture”), dated as of the Closing Date, between the Issuer and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”).
     The Notes will be collateralized by the Trust Estate (as defined below). The assets of the Issuer (the “Trust Estate”) consist of all money, accounts, chattel paper, general intangibles, goods, instruments, investment property and other property of the Issuer, including without limitation (i) the Receivables acquired by the Issuer under the Sale and Servicing Agreement, dated as of the Closing Date, by and among the Seller, the Issuer, SC USA, as servicer, and the Indenture Trustee (the “Sale and Servicing Agreement”), the Related Security relating thereto and Collections thereon after the Cut-Off Date, (ii) the Receivable Files, (iii) the security interests in the Financed Vehicles, (iv) any proceeds from claims on any Insurance Policy or refunds in connection with extended service agreements relating to Receivables which became Defaulted Receivables after the applicable Cut-Off Date, (v) any other property securing the Receivables, (vi) the rights of the Issuer to the funds on deposit from time to time in the Trust Accounts and any other account or accounts other than the Certificate Distribution Account established pursuant to the Indenture or Sale and Servicing Agreement and all cash, investment property and other property from time to time credited thereto and all proceeds thereof (including investment earnings, net of losses and investment expenses, on amounts on deposit therein, other than provided in Section 3.7 of the Sale and Servicing Agreement), (vii) the rights of the Seller, as buyer, under the Purchase Agreement, (viii) rights under the Sale and Servicing Agreement and the Administration Agreement, and (ix) all proceeds of the foregoing.
     The Receivables and related property will be conveyed to the Seller by SC USA pursuant to the Purchase Agreement, dated as of the Closing Date, between the Seller and SC USA (the “Purchase Agreement”) and will be conveyed to the Issuer by the Seller pursuant to the Sale and Servicing Agreement.
     The terms of the Notes are set forth in the Registration Statement (as defined below) and the related Prospectus (as defined below), as supplemented by a Prospectus Supplement (as defined below).
     Capitalized terms used herein but not defined herein or in the Terms Exhibit (as defined below) shall have the meanings given such terms in Appendix A to the Sale and Servicing Agreement.
     The Seller has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a shelf registration statement on Form S-3 (having the registration number 333-165432), including a form of prospectus, as amended by pre-effective amendments no. 1 and no. 2, relating to the Notes. The registration statement as amended has been declared effective by the Commission not more than three years prior to the date hereof or, the Seller has prepared and filed (before the expiration of such three year period) with the Commission in accordance with the Act, a new shelf registration statement on Form S-3 and such new registration statement includes unsold securities covered by the earlier registration statement, which such unsold securities may continue to be offered and sold until the earlier of the effective date of the new registration statement or 180 days after the third anniversary of the initial effective date of the prior registration statement, as permitted pursuant to paragraph (a)(5) of Rule 415 of the Act. If any post-effective amendment has been filed with respect thereto, prior to the execution and delivery of this Underwriting Agreement, the most recent such amendment shall have been declared effective by the Commission. Such registration statement, as amended at the time of effectiveness, including all material incorporated by reference therein and including all information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is referred to in this Underwriting Agreement (as defined below) as the “Registration Statement.” The Company proposes to file with the Commission pursuant to Rule 424(b) under the Act (“Rule 424(b)”) a supplement (such supplement, together with any amendment thereof or supplement thereto, is hereinafter referred to as the “Prospectus Supplement”) to the prospectus included in the Registration Statement (such prospectus, together with any amendment thereof or supplement thereto, in the form it appears in the Registration Statement or in the form most recently revised and filed with the Commission pursuant to Rule 424(b) is hereinafter referred to as the “Base Prospectus”) relating to the Notes and the method of distribution thereof. The Base Prospectus and the Prospectus Supplement together are hereinafter referred to as the “Prospectus.”
     Prior to the date and time of the first Contract of Sale (as defined below) for the Notes designated in the Terms Exhibit (the “Time of Sale”), the Seller had prepared (i) Issuer Free Writing Prospectus(es) (as defined in Section 16(a)(iii) hereof) issued at or prior to the Time of Sale and (ii) the Preliminary Prospectus, dated November 12, 2010 (subject to completion). As used herein, “Preliminary Prospectus” means, with respect to any date or time referred to herein, the most recent preliminary prospectus (as such preliminary prospectus may be amended or supplemented, including, without limitation, by the supplement to the Preliminary Prospectus entitled “Supplement, dated November 17, 2010 (subject to completion) to Preliminary Prospectus Supplement, dated November 12, 2010 (subject to completion) to Prospectus, dated November 12, 2010” that was used in connection with the offering of the Notes); which has been prepared and delivered by the Seller to the Underwriters in accordance with the provisions hereof. As used herein, “Time of Sale Information” means, collectively, each Issuer Free Writing Prospectus and the most recent Preliminary Prospectus.
     Pursuant to this Underwriting Agreement and the Terms Exhibit, attached hereto as Exhibit A (the “Terms Exhibit”) and incorporated by reference herein (this Underwriting Agreement including such Terms Exhibit if the context so requires, the “Underwriting Agreement”), and subject to the terms hereof, the Seller agrees to sell to the Underwriters named in such Terms Exhibit, the Notes identified in Section 3 of such Terms Exhibit.
     Section 2. Representations and Warranties of the Seller and SC USA.
     (a) Each of the Seller and SC USA severally represents and warrants (as to itself) to the Underwriters, as of the date hereof (unless specified otherwise) and as of the Closing Date, as follows:
     (i) The Seller has prepared and filed the Registration Statement with the Commission in accordance with the provisions of the Act, including a form of prospectus, relating to the Notes. The Registration Statement as amended has been declared effective by the Commission. The conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement. No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission.
     (ii) As of the Closing Date, the Registration Statement, the Preliminary Prospectus and the Prospectus, except with respect to any modification to which the

Underwriters have agreed in writing, shall be in all substantive respects in the form furnished to the Underwriters or their counsel before such date or, to the extent not completed on such date, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus that has previously been furnished to the Underwriters) as the Seller or SC USA has advised the Underwriters, before such time, will be included or made therein.
     (iii) On the most recent effective date of the Registration Statement, the Registration Statement conformed in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission thereunder, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and, on the Closing Date, the Registration Statement and, on the date hereof and on the Closing Date, the Prospectus will conform in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission thereunder, and (x) on the Closing Date, the Registration Statement will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (y) as of its date and on the Closing Date, the Prospectus and the Designated Information (as defined below), taken together, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to (I) that part of the Registration Statement which constitutes the Statements of Eligibility of Qualification (Form T-1) of the Indenture Trustee or other indenture trustees under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) or (II) Underwriters’ Information (as defined in Section 8(b) hereof). As used herein the term “Designated Information” shall mean the static pool information referred to in the Preliminary Prospectus and the Prospectus under the caption “The Receivables Pool Information About Certain Previous Securitizations” but deemed to be excluded from the Registration Statement and Prospectus pursuant to Item 1105(d) of Regulation AB.
     (iv) As of its date and at the Time of Sale, the Road Show Information (as defined in Section 16(a)(iii) hereof) did not, and at the Closing Date (as defined below) will not, contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (v) The documents incorporated by reference in the Registration Statement, each Preliminary Prospectus, the Prospectus (other than documents filed by Persons other than the Seller), when they became or become effective under the Act or were or are filed with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, conformed or will conform in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

     (vi) The Time of Sale Information and the Designated Information, taken together, at the Time of Sale did not, and at the Closing Date will not, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made with respect to the omission of pricing and price-dependent information, which information shall appear in the Prospectus but not in the Preliminary Prospectus); provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information contained in or omitted from either the Registration Statement or the Prospectus based upon Underwriters’ Information.
     (vii) Other than the Time of Sale Information and the Prospectus, the Issuer (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication,” including any other “free writing prospectus” (each as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of any offer to buy the Notes.
     (b) The Seller or SC USA, as applicable, has been duly organized and is validly existing as a Delaware limited liability company or an Illinois corporation, respectively, in good standing under the laws of its jurisdiction of organization. The Seller or SC USA, as applicable, has, in all material respects, full power and authority to execute, deliver and perform its obligations under this Underwriting Agreement and each Transaction Document to which it is a party, own its properties and conduct its business as described in the Preliminary Prospectus and the Prospectus, is duly qualified to do business and is in good standing (or is exempt from such requirements), and has obtained all necessary material licenses and approvals (except with respect to the securities laws of any foreign jurisdiction or the state securities or Blue Sky laws of various jurisdictions), in each jurisdiction in which failure to so qualify or obtain such licenses and approvals would have a material adverse effect on the interests of holders of the Notes. The Seller has full power and authority to cause the Issuer to issue the Notes.
     (c) The execution, delivery and performance by the Seller or SC USA, as applicable, of this Underwriting Agreement and each Transaction Document to which it is a party, and the issuance and sale of the Notes, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary limited liability company or corporate action on the part of the Seller or SC USA, respectively. Neither the execution and delivery by the Seller or SC USA, as applicable, of such instruments, nor the performance by the Seller or SC USA, respectively, of the transactions herein or therein contemplated, nor the compliance by the Seller or SC USA, as applicable, with the provisions hereof or thereof, will (i) conflict with the organizational documents of such entity, (ii) result in a material conflict with any of the provisions of any judgment, decree or order binding on the Seller or SC USA, as applicable, or its properties, (iii) conflict with any indenture or agreement or instrument to which the Seller or SC USA is a party or by which such entity’s properties are bound (other than violations of such laws, rules, regulations, indentures or agreements which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Seller’s or SC USA’s ability to perform their respective obligations under, the Transaction Documents), (iv) conflict with any applicable law, rule or regulation, or (v) result in the creation or imposition of any lien, charge or encumbrance upon any of the Seller’s or SC USA’s, as applicable, property pursuant to the terms of any such indenture, mortgage, contract or other instrument.
     (d) The Seller or SC USA, as applicable, has duly executed and delivered this Underwriting Agreement and, as of the Closing Date, has duly executed and delivered each Transaction Document to which it is a party.
     (e) (i) SC USA has authorized the conveyance of the Receivables and other related property to the Seller; and (ii) the Seller has authorized the conveyance of the Receivables and other related property to the Issuer.
     (f) Except as set forth in or contemplated in the Prospectus or as has been publicly disclosed by the Seller or SC USA, there has been no material adverse change in the condition (financial or otherwise) of SC USA or the Seller since September 30, 2010, which would reasonably be expected to have a material adverse effect on either (A) the ability of SC USA or the Seller to consummate the transactions contemplated hereby, or to perform its respective obligations hereunder, or under any of the Transaction Documents to which it is a party or (B) the Receivables.
     (g) Any taxes, fees and other governmental charges in connection with the execution, delivery and performance by the Seller or SC USA of this Underwriting Agreement and each Transaction Document to which it is a party shall have been paid or will be paid by the Seller or SC USA, as applicable, at or before the Closing Date to the extent then due.
     (h) The Notes, when validly issued pursuant to the Indenture and sold to the Underwriters pursuant to this Underwriting Agreement will conform in all material respects to the descriptions thereof contained in the Preliminary Prospectus and the Prospectus and will be validly issued and entitled to the benefits and security afforded by the Indenture. When executed and delivered by the parties thereto, each of the Indenture and each Transaction Document to which the Seller or SC USA is a party will constitute the legal, valid and binding obligation of the Seller or SC USA, as applicable, enforceable against such entity in accordance with its terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights in general and to general principles of equity. All approvals, authorizations, consents, filings, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the securities laws of any foreign jurisdiction or the state securities or Blue Sky laws of various jurisdictions), required in connection with the valid and proper authorization, issuance and sale of the Notes pursuant to this Underwriting Agreement and the Indenture have been or will be taken or obtained on or before the Closing Date. As of the Closing Date, the Issuer’s pledge of the Trust Estate to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior lien, mortgage security interest, pledge, adverse claim, charge or other encumbrance, except as may be permitted by the terms of the Transaction Documents.

     (i) Neither the Seller nor the Issuer is now, and following the issuance of the Notes will be, an “investment company” that is registered or required to be registered under, or is otherwise subject to the restrictions of, the Investment Company Act of 1940, as amended (the “1940 Act”).
     (j) Except for the Underwriters, none of the Seller, the Issuer or SC USA has employed or retained a broker, finder, commission agent or other person in connection with the sale of the Notes, and none of the Seller, the Issuer or SC USA is under any obligation to pay any broker’s fee or commission in connection with such sale.
     (k) As of the Closing Date, the Indenture has been duly qualified under the Trust Indenture Act.
     (l) Based on information currently available to, and in the reasonable belief of, the management of the Seller or SC USA, as applicable, such entity is not engaged (whether as defendant or otherwise) in, nor has such entity knowledge of the existence of, or any threat of, any legal, arbitration, administrative or other proceedings, the result of which could reasonably have a material adverse effect on the Noteholders.
     (m) As of the Closing Date, the representations and warranties (other than the representations and warranties concerning the characteristics of the Receivables which representations and warranties will be true and correct in all material respects as of the date set forth in the applicable Transaction Document) of the Seller, the Issuer or SC USA (both in its individual capacity and as Servicer), as applicable, in each Transaction Document to which it is a party will be true and correct in all material respects.
     (n) As of the Closing Date, there are no contracts or documents that are required to be filed as exhibits to the Registration Statement that have not been so filed.
     (o) No Event of Default or Servicer Replacement Event, or an event which after any applicable grace period or the giving of notice which would constitute an Event of Default or Servicer Replacement Event, has occurred.
     (p) The Seller was not, on the date on which the first bona fide offer of the Notes sold pursuant to the Underwriting Agreement was made, an “ineligible issuer” as defined in Rule 405 under the Act.
     (q) SC USA has provided a written representation (the “17g-5 Representation”) to each nationally recognized statistical rating organization hired by SC USA to rate the Notes (collectively, the “Hired NRSROs”), which satisfies the requirements of paragraph (a)(3)(iii) of Rule 17g-5 of the Exchange Act (“Rule 17g-5”) and a copy of which has been delivered to each Underwriter. SC USA has complied, and has caused the Seller to comply, in all material respects with the 17g-5 Representation, other than any breach of the 17g-5 Representation arising from a breach by any of the Underwriters of the representation, warranty and covenant set forth in Section 4(j).

     Section 3. Purchase, Sale and Issuance of Notes.
     Subject to the terms and conditions and in reliance upon the covenants, representations and warranties set forth herein, the Seller agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase the respective Initial Note Balance of the Notes set forth opposite such Underwriter’s name in Section 3 of the Terms Exhibit. The Notes will bear interest at the applicable rate set forth therein. The sale and purchase of the Notes shall take place at a closing (the “Closing”) at the offices of Mayer Brown LLP, 71 South Wacker Drive, 39th Floor, Chicago, Illinois on the closing date specified in the Terms Exhibit (the “Closing Date”). The net purchase price for the Notes, expressed as a percentage of the Initial Note Balance of the applicable class of Notes, shall be as set forth in the Terms Exhibit. On the Closing Date, as consideration for the delivery of the Notes as set forth in this Section 3 and Section 3 of the Terms Exhibit, each Underwriter agrees, severally and not jointly, to pay (or cause to be paid) the net purchase price to an account to be designated by the Seller. The underwriting discount to the Underwriters, the selling concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the Initial Note Balance of the applicable class of Notes sold to the Underwriters, shall be as set forth in the Terms Exhibit. The Seller shall deliver (or shall cause the Issuer to deliver) the Notes to the Underwriters for their respective accounts through the facilities of The Depository Trust Company (“DTC”). The Notes shall be global notes registered in the name of Cede & Co., as nominee for DTC. The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. The number and denominations of definitive notes so delivered shall be as specified by DTC. The Seller and SC USA agree to have authentic copies of the Notes available for inspection by the Underwriters in New York, New York, not later than 12:00 P.M. New York City time on the Business Day prior to the Closing Date, or such other date and time as the Underwriters and the Seller may agree. The original global certificated Notes will be held by Indenture Trustee in Chicago, Illinois.
     Section 4. Offering by Underwriters.
     (a) The Seller authorizes each Underwriter to take all such action as it may deem advisable in respect of all matters pertaining to sales of the Notes to dealers and to retail purchasers and to member firms and specialists, including the right to make variations in the selling arrangements with respect to such sales. If the Prospectus specifies an initial public offering price or a method by which the price at which such Notes are to be sold is determined, then after the Notes are released for sale to the public, the Underwriters may vary from time to time the public offering price, selling concessions and reallowances to dealers that are members of the Financial Industry Regulatory Authority, Inc. and other terms of sale hereunder and under such selling arrangements.
     (b) Notwithstanding the foregoing, each Underwriter severally but not jointly agrees that it will not offer or sell any Notes within the United States, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities, bank regulatory or other applicable law.

     (c) Notwithstanding the foregoing, each Underwriter severally but not jointly agrees that it will not offer or sell any Notes in any other country, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities law.
     (d) Each Underwriter severally but not jointly represents and agrees that:
     (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer;
     (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and
     (iii) after the Closing Date, it will provide the Seller with a list of all foreign jurisdictions related to any written confirmations of sale of Notes it has sent.
     (e) Each Underwriter severally but not jointly agrees that (i) if the Prospectus is not delivered with the confirmation in reliance on Rule 172, it will include in every confirmation sent out by such Underwriter the notice required by Rule 173 informing the investor that the sale was made pursuant to the Registration Statement and that the investor may request a copy of the Prospectus from such Underwriter; (ii) if a paper copy of the Prospectus is requested by a person who receives a confirmation, such Underwriter shall deliver a printed or paper copy of such Prospectus; and (iii) if an electronic copy of the Prospectus is delivered by an Underwriter for any purpose, such copy shall be the same electronic file containing the Prospectus in the identical form transmitted electronically to such Underwriter by or on behalf of the Seller specifically for use by such Underwriter pursuant to this Section 4(e); for example, if the Prospectus is delivered to an Underwriter by or on behalf of the Seller in a single electronic file in .pdf format, then such Underwriter will deliver the electronic copy of the Prospectus in the same single electronic file in .pdf format. Each Underwriter further agrees that if it delivers to an investor the Prospectus in .pdf format, upon such Underwriter’s receipt of a request from the investor within the period for which delivery of the Prospectus is required, such Underwriter will promptly deliver or cause to be delivered to the investor, without charge, a paper copy of the Prospectus.
     (f) Prior to the Closing Date, the Underwriters shall notify SC USA and the Seller of (i) the date on which the Preliminary Prospectus is first used and (ii) the time of the first Contract of Sale to which such Preliminary Prospectus relates.
     (g) Each Underwriter severally but not jointly represents and agrees (i) that it did not enter into any Contract of Sale for any Notes prior to the Time of Sale and (ii) that it will, at any time that such Underwriter is acting as an “underwriter” (as defined in Section 2(a)(11) of the Act) with respect to the Notes, deliver to each investor to whom Notes are sold by it during the period prior to the filing of the Prospectus (as notified to the Underwriters by the Seller), prior to the applicable time of any such Contract of Sale with respect to such investor, the Preliminary Prospectus.
     (h) In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter represents and agrees with the Seller that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) other than:
     (i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; or
     (ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;
     provided that no such offer of Notes shall require the Issuer or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.
For the purposes of this Section 4(h), (A) the expression an “offer of notes to the public” in relation to any Notes in any Relevant Member State means the communication to persons in any form and by any means, presenting sufficient information on the terms of the offer and the notes to be offered, so as to enable an investor to decide to purchase or subscribe to the Notes, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that Relevant Member State, (B) the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State and (C) the countries comprising the “European Economic Area” are Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom.
     (i) If the Seller, SC USA or an Underwriter determines or becomes aware that any “written communication” (as defined in Rule 405 under the Act) (including without limitation the Preliminary Prospectus) or oral statement (when considered in conjunction with all information conveyed at the time of the “contract of sale” within the meaning of Rule 159 under the Act and all Commission guidance relating to such rule (the “Contract of Sale”)) made or prepared by the Seller or such Underwriter contains an untrue statement of material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading at the time that a Contract of Sale was entered into, unless otherwise provided in Section 16(e), either the Seller or such Underwriter may prepare corrective information, with notice to the other parties and such Underwriter shall deliver such information in a manner reasonably acceptable to both parties, to any person with whom a Contract of Sale was entered into based on such written communication or oral statement, and such information shall provide any such person with the following:

     (i) adequate disclosure of the contractual arrangement;
     (ii) adequate disclosure of the person’s rights under the existing Contract of Sale at the time termination is sought;
     (iii) adequate disclosure of the new information that is necessary to correct the misstatements or omissions in the information given at the time of the original Contract of Sale; and
     (iv) a meaningful ability to elect to terminate or not terminate the prior Contract of Sale and to elect to enter into or not enter into a new Contract of Sale.
     Any costs or losses incurred in connection with any such termination or reformation shall be subject to Section 8.
     (j) Each Underwriter, severally but not jointly, represents and agrees that, (a) it has not delivered, and will not deliver, any Rating Information to a Hired NRSRO or other nationally recognized statistical rating organization and (b) it has not participated, and will not participate, in any oral communication regarding Rating Information with any Hired NRSRO or other nationally recognized statistical rating organization unless a designated representative from SC USA participates in such communication; provided, however, that if an Underwriter receives an oral communication from a Hired NRSRO, such Underwriter is authorized to inform such Hired NRSRO that it will respond to the oral communication with a designated representative from SC USA. For purposes of this paragraph, “Rating Information” means any information provided to a Hired NRSRO for the purpose of (a) determining the initial credit rating for the Notes, including information about the characteristics of the Receivables and the legal structure of the Notes, and (b) undertaking credit rating surveillance on the Notes, including information about the characteristics and performance of the Receivables.
     Section 5. Covenants.
     The Seller or SC USA, as the case may be, covenants and agrees with each Underwriter that:
     (a) The Seller will prepare a Prospectus Supplement setting forth the amount of Notes covered thereby and the terms thereof not otherwise specified in the Base Prospectus, the price at which the portion of the Notes identified in Section 3 of the Terms Exhibit are to be purchased by the Underwriters from the Seller, the initial public offering price at which the Notes are to be sold, the selling concessions and allowances, if any, and such other information as the Seller deems appropriate in connection with the offering of the Notes, but the Seller will not file any amendments to the Registration Statement as in effect with respect to the Notes, or any amendments or supplements to the Preliminary Prospectus, or the Prospectus, without the Underwriters’ prior written consent (which consent shall not be unreasonably withheld or delayed); the Seller will immediately advise the Underwriters and their counsel: (i) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective, (ii) when any supplement or amendment to the Preliminary Prospectus or Prospectus has been filed; and (iii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Notes, or any prevention or suspension of the use of the Preliminary Prospectus or the Prospectus or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or Blue Sky law, as soon as practicable after the Seller is advised thereof, and will use its reasonable efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued.
     (b) Within the time period during which a prospectus relating to the Notes is required to be delivered under the Act, the Seller will comply with all requirements imposed upon it by the Act and by the rules and regulations of the Commission thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Notes, as contemplated by the provisions hereof and the Prospectus. If, at any time when a Preliminary Prospectus or Prospectus relating to the Notes is required to be delivered under the Act (or required to be delivered but for Rule 172 under the Act), any event occurs as a result of which the Preliminary Prospectus or Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the rules and regulations of the Commissioner thereunder, the Seller will promptly prepare and (subject to review and consent by the Underwriters as described in Section 5(a) of this Underwriting Agreement) file with the Commission, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance; provided, however, that the Underwriters’ consent to any amendment shall not constitute a waiver of any of the conditions of Section 6 of this Underwriting Agreement.
     (c) The Seller will make (or will cause the Issuer to make) generally available to the Noteholders (the sole Noteholder being the applicable clearing agency in the case of Book-Entry Notes (as defined in Appendix A to the Sale and Servicing Agreement)), in each case as soon as practicable, a statement which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission with respect to the Notes; provided that this covenant may be satisfied by posting the monthly Servicer’s Certificate for the Issuer on a publicly available website or filing such Servicer’s Certificates with the Commission on a Form 10-D.
     (d) Upon request, the Seller will furnish to the Underwriters copies of the Registration Statement (at least one copy to be delivered to the Underwriters will be conformed and will include all documents and exhibits thereto or incorporated by reference therein), any Issuer Free Writing Prospectus, the Preliminary Prospectus, the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may reasonably request.
     (e) The Seller will assist the Underwriters in arranging for the qualification of the Notes for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Underwriters may designate and will continue to assist the Underwriters in maintaining such qualifications in effect so long as required for the distribution; provided, however, that neither the Seller nor the Issuer shall be required to qualify to do business in any jurisdiction where it is now not qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is now not subject to service of process or to file a general consent to service of process in any jurisdiction in which it is now not subject to service of process.
     (f) If filing of any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any portion thereof is required under Rule 424(b) or Rule 433 of the Commission, the Seller will file such Issuer Free Writing Prospectus, the Preliminary Prospectus or Prospectus, properly completed, and any supplement thereto, pursuant to Rule 424(b) or Rule 433, as applicable, within the prescribed time period and will provide evidence satisfactory to the Underwriters of such timely filing.
     (g) So long as any of the Notes are outstanding, the Seller or SC USA, as applicable, will furnish to the Underwriters, by first-class mail, as soon as practicable: (i) all documents required to be distributed to the Noteholders; and (ii) from time to time, such other information concerning the Seller, SC USA or the Issuer as the Underwriters may reasonably request.
     (h) The Seller and SC USA will apply the net proceeds from the sale of the Notes as set forth in the Prospectus.
     (i) SC USA will comply, and will cause the Seller to comply, with the 17g-5 Representation.
     Section 6. Conditions to the Obligations of the Underwriters.
     The obligations of the Underwriters to purchase and pay for the Notes identified in Section 3 of the Terms Exhibit will be subject to the accuracy of the representations and warranties made by the Seller and SC USA herein as of the date hereof and the Closing Date, to the accuracy of the representations and warranties of the Issuer contained in each Transaction Document to which it is a party as of the Closing Date, to the accuracy of the statements of the Seller and SC USA made pursuant to the provisions thereof, to the performance by the Seller and SC USA in all material respects of their respective obligations hereunder and to the following additional conditions precedent:
     (a) The Underwriters shall have received, with respect to each of the Seller and SC USA, a certificate, dated the Closing Date, of an authorized officer of each of the Seller and SC USA, as applicable, in which such officer, to the best of his or her knowledge after reasonable investigation, shall state that: (i) the representations and warranties of the Seller or SC USA, as applicable, in this Underwriting Agreement are true and correct in all material respects on and as of the Closing Date, (ii) the Seller or SC USA, as applicable, has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or before the Closing Date, (iii) the Registration Statement has been declared effective, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, (iv) since September 30, 2010, the performance of SC USA’s outstanding securitized transactions and the credit quality of the receivables underlying such securitized transactions have not materially deteriorated from the delinquency and credit loss data presented in the Preliminary Prospectus, (v) no Event of Default or Servicer Replacement Event or event or condition which would, with notice or lapse of time, or both, become an Event of Default or a Servicer Replacement Event has

occurred or is continuing and (vi) since the Time of Sale, each of the Seller and SC USA continues to be a direct or indirect subsidiary of Banco Santander, S.A. or its successor in interest and there has been no material adverse change in the condition (financial or otherwise) of the Seller’s or SC USA’s, as applicable, automobile finance business, except as set forth in or contemplated in the Preliminary Prospectus.
     (b) The Underwriters shall have received an opinion of Mayer Brown LLP, special counsel to SC USA and the Seller, dated the Closing Date, in form and substance satisfactory to the Underwriters, with respect to: certain corporate matters, perfection matters, matters related to the creation of a security interest, securities law matters, 1940 Act matters, tax matters and enforceability matters.
     Such counsel shall also provide a “negative assurance” letter, dated as of the Closing Date, concerning the Registration Statement, the Preliminary Prospectus and the Prospectus, in form and substance reasonably satisfactory to the Underwriters.
     (c) The Underwriters shall have received an opinion or opinions of Mayer Brown LLP, special counsel for SC USA and the Seller, dated the Closing Date, in form and substance satisfactory to the Underwriters, with respect to certain true sale and nonconsolidation matters.
     (d) The Underwriters shall have received from Dechert LLP, a favorable opinion dated the Closing Date, with respect to such matters as the Underwriters may reasonably require; and the Seller and SC USA shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on all such matters.
     (e) The Underwriters shall have received an opinion from the general counsel, deputy general counsel or associate general counsel of SC USA or such other legal counsel that SC USA may choose (provided that such legal counsel is acceptable to the Underwriters) dated the Closing Date, in form and substance satisfactory to the Underwriters, with respect to certain corporate matters relating to SC USA and the Seller.
     (f) The Underwriters shall have received an opinion or opinions from Richards, Layton & Finger, P.A., special Delaware counsel to the Seller, dated the Closing Date, in form and substance satisfactory to the Underwriters, with respect to: (i) certain matters under Delaware law with respect to the Seller and the authority of the Seller to file a voluntary bankruptcy petition, (ii) certain corporate matters with respect to the Seller, and (iii) certain matters with respect to the security interest of the Issuer and the Indenture Trustee, respectively, in the Receivables and related property.
     (g) On or before the Closing Date, Deloitte & Touche LLP, shall have furnished to the Underwriters letters relating to (i) the Preliminary Prospectus, dated as of the date of the Preliminary Prospectus and (ii) the Prospectus, dated as of the date of the Prospectus, each in form and substance satisfactory to the Underwriters, confirming that they are certified independent public accountants and stating in effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Issuer, SC USA and the Seller) set forth in the

Preliminary Prospectus and the Prospectus, respectively, agrees with the accounting records of the Issuer, SC USA and the Seller, excluding any questions of legal interpretation.
     (h) The Underwriters shall have received evidence satisfactory to the Underwriters that, on or before the Closing Date, UCC-1 financing statements have been filed (or have been sent for filing on the Closing Date or the next Business Day) with the appropriate UCC filing offices in the State of Delaware and the State of Illinois, reflecting the transfer of Receivables and other related property from SC USA to the Seller, the transfer of Receivables and other related property from the Seller to the Issuer and the pledge of the Receivables and other related property by the Issuer in favor of the Indenture Trustee.
     (i) The Underwriters shall have received evidence satisfactory to them that on or before the Closing Date, all applicable UCC termination statements relating to liens of creditors of the Seller, the Issuer, SC USA or any other person on the Receivables have been filed in (or have been sent for filing on the Closing Date or the next Business Day to) the appropriate filing offices, and the Underwriters shall have received on or before the Closing Date contractual releases or releases terminating liens of creditors of the Seller, the Issuer, SC USA or any other person on the Receivables.
     (j) The Underwriters shall have received an opinion of Dorsey & Whitney LLP, counsel to the Indenture Trustee, dated the Closing Date, in form and substance satisfactory to the Underwriters and their counsel.
     (k) The Underwriters shall have received an opinion of Richards, Layton & Finger, P.A., counsel to the Owner Trustee, dated the Closing Date, in form and substance satisfactory to the Underwriters and their counsel.
     (l) The Notes shall have received the ratings indicated in the Ratings Free Writing Prospectus from the nationally recognized statistical rating organizations named therein.
     (m) The Underwriters shall have received such information, certificates and documents as the Underwriters may reasonably request.
     (n) On the Closing Date, the Underwriters shall have received a fully executed copy of each of the Transaction Documents.
     (o) The Issuer shall have delivered to DTC (or an approved custodian therefor) each of the global Notes described in Section 3 above, duly executed by the Issuer and authenticated by the Indenture Trustee.
     (p) The Issuer shall have executed and delivered to DTC a standard “letter of representations” sufficient to cause DTC to qualify each Class of Notes for inclusion in DTC’s book-entry registration and transfer system, DTC shall have counter-signed such letter, and each Class of Notes shall have been approved by DTC for inclusion on its book-entry registration and transfer system.
     (q) The Trust Accounts shall have been established in accordance with the terms of the Sale and Servicing Agreement.

     (r) The Prospectus shall have been filed as required by Section 2(a) hereof, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Seller, SC USA or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Prospectus or the Registration Statement or otherwise) shall have been complied with to the satisfaction of the Underwriters.
     (s) The Indenture shall have been qualified pursuant to the Trust Indenture Act.
     (t) All actions required to be taken and all filings required to be made by the Issuer, the Seller and SC USA under the Act before the Closing Date for the issuance of the Notes shall have been duly taken or made.
     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Underwriting Agreement, or if any of the opinions or certificates mentioned above shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters, this Underwriting Agreement and all its obligations hereunder may be canceled at, or at any time before, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Issuer, the Seller and SC USA in writing or by telephone or facsimile confirmed in writing.
     Section 7. Expenses.
     (a) Except as expressly set forth in this Underwriting Agreement, SC USA and the Seller, jointly and severally, will pay all expenses incidental to the performance of their obligations hereunder and will reimburse each Underwriter for any expense reasonably incurred by it in connection with (i) the qualification of the Notes and determination of their eligibility for investment under the laws of such jurisdictions as the Underwriters may designate (including the reasonable fees and disbursements of their counsel), (ii) the printing of memoranda relating thereto, (iii) any fees charged by credit rating agencies for the rating of the Notes, and (iv) expenses incurred in distributing the Prospectus to the Underwriters. Notwithstanding anything to the contrary contained herein, SC USA and the Seller, jointly and severally, will pay the reasonable fees and disbursements of Underwriters’ counsel in connection with the purchase, sale and offering of the Notes. Except as specifically provided in this Section 7 and in Section 8 of this Underwriting Agreement, the Seller or SC USA will pay all of its own costs and expenses (including the fees and disbursements of counsel), transfer taxes on resales of Notes by it and any advertising expenses connected with any offers it may make.
     (b) If the sale of the Notes identified in Section 3 of the Terms Exhibit provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 of this Underwriting Agreement is not satisfied or because of any refusal, inability or failure on the part of the Seller or SC USA to perform any agreement herein or to comply with any provision hereof other than by reason of a default by any Underwriter, the Seller and SC USA, jointly and severally, will reimburse the Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Underwriters in connection with the proposed purchase, sale and offering of the Notes.

Neither the Seller nor SC USA shall be liable to the Underwriters for loss of anticipated profits from the transactions covered by this Underwriting Agreement.
     Section 8. Indemnification and Contribution.
     (a) The Seller and SC USA, jointly and severally, will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act and the respective officers, directors and employees of each such person, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Time of Sale Information (it being understood that such indemnification with respect to the Time of Sale Information does not include the omission of pricing and price-dependent information, which information shall appear in the Prospectus but not in the Time of Sale Information), the Prospectus, the Designated Information or any Issuer Information, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such officer, director, employee or controlling person for any legal or other expenses reasonably incurred by each Underwriter and each such officer, director, employee or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Seller nor SC USA shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement in or omission or alleged omission made in any such documents in reliance upon and in conformity with written information furnished to the Seller by Citigroup Global Markets Inc., Deutsche Bank Securities Inc. or Santander Investment Securities Inc., specifically for use therein, it being understood and agreed that the only such information is the Underwriters’ Information. This indemnity agreement will be in addition to any liability which the Seller or SC USA may otherwise have.
     (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Seller and SC USA, and each person, if any, who controls the Seller or SC USA within the meaning of the Act or the Exchange Act and the respective officers, directors, and employees of each such person, against any losses, claims, damages or liabilities to which the Seller or SC USA may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, Preliminary Prospectus, the Prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriters’ Information (as defined below), and (ii) the failure upon the part of such Underwriter to deliver the Preliminary Prospectus prior to the Time of Sale to any investor with whom such Underwriter entered into a Contract of Sale at such Time of Sale and will reimburse any legal or other expenses reasonably incurred by the Seller or SC USA, and each such officer, director, employee or controlling person, as the case may be, in connection with investigating or defending any such loss, claim, damage, liability or action. As used herein, the term “Underwriters’ Information” means under the caption “Underwriting” in the Prospectus Supplement, the (1) concession and reallowance figures appearing in the second table and (2) information in the eleventh paragraph following the second table under such caption insofar as it relates to market-making transactions in the Preliminary Prospectus or Prospectus. This indemnity agreement will be in addition to any liability that each Underwriter may otherwise have.
     (c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Seller and SC USA, and each person, if any, who controls the Seller or SC USA within the meaning of the Act or the Exchange Act and the respective officers, directors and employees of each such person, against any losses, claims, damages or liabilities to which the Seller or SC USA may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon, (i) any untrue statement or alleged untrue statement of any material fact contained in any Underwriter Free Writing Prospectus (as defined in Section 16(a)), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) any statement contained in any Underwriter Free Writing Prospectus that conflicts with the information then contained in the Registration Statement or any prospectus or prospectus supplement that is a part thereof, and will reimburse any legal or other expenses reasonably incurred by the Seller or SC USA in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that with respect to clauses (i) and (ii) above, no Underwriter will be liable to the extent that any such loss, claim, damage or liability arises out of or is based upon any statement in or omission from any Underwriter Free Writing Prospectus in reliance upon and in conformity with (A) any written information furnished to the related Underwriter by the Seller or SC USA expressly for use therein, (B) information accurately extracted from the Preliminary Prospectus or Prospectus, which information was not corrected by information subsequently provided by the Seller or SC USA to the related Underwriter prior to the time of use of such Underwriter Free Writing Prospectus or (C) Issuer Information (as defined in Section 16(a)) (except for information regarding the status of the subscriptions for the Notes). This indemnity agreement will be in addition to any liability that each Underwriter may otherwise have.
     (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under clause (a), (b) or (c) of this Section 8, notify the indemnifying party of the commencement thereof, but the omission and/or delay so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under clause (a), (b) or (c) of this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses (including fees and expenses of counsel) subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. If the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel reasonably satisfactory to the indemnifying party to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify any indemnified party from and against any loss or liability by reason of such settlement or judgment.
     (e) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) of this Section 8, then such indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in this Section, (i) in such proportion as is appropriate to reflect the relative benefits received by the Seller and SC USA on the one hand and relevant Underwriter on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Seller and SC USA on the one hand and the relevant Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Seller and SC USA on the one hand and the relevant Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) collectively received by the Seller and SC USA bear to the total underwriting discounts and commissions received by the relevant Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller, SC USA or by any Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this clause (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in subsection (d) above if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this clause (e). Notwithstanding the provisions of this clause (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the discounts and commissions received by the Underwriters in connection with the initial sale of the Notes exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or allegedly untrue statements or omissions or alleged omissions. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of the Underwriters under this Section 8(e) shall be several in proportion to their respective underwriting obligations and not joint.
     (f) The obligations of the indemnifying party under this Section 8 shall be in addition to any liability which the indemnifying party may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the indemnifying party within the meaning of the Act.
     Section 9. Survival of Representations and Obligations.
     The respective agreements, representations, warranties and other statements made by the Seller and SC USA or their officers, including any such agreements, representations, warranties and other statements relating to the Issuer, and of the Underwriters set forth in or made pursuant to this Underwriting Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Seller, SC USA or any of their respective officers or directors or any controlling person, and will survive delivery of and payment of the Notes. The provisions of Section 7 and Section 8 shall survive the termination or cancellation of this Underwriting Agreement.
     Section 10. Notices.
     All communications hereunder shall be in writing and effective only on receipt, and, if to the Underwriters, will be mailed, delivered or faxed and confirmed to: address for the Underwriters set forth on the first page hereof, Attention: Steve Vierengel, if to Citigroup Global Markets Inc., Attention: Katherine Bologna, if to Deutsche Bank Securities Inc.; Attention: Luis Araneda, if to Santander Investment Securities Inc.; if sent to the Seller, will be mailed, delivered or faxed and confirmed to: Santander Consumer USA Inc., 8585 North Stemmons Freeway, Suite 1100-N, Dallas, Texas 75247, Attention: Andrew Kang; and if sent to SC USA, will be mailed, delivered or faxed and confirmed to: Santander Consumer USA Inc., 8585 North Stemmons Freeway, Suite 1 100-N, Dallas, Texas 75247, Attention: Andrew Kang.
     Section 11. Applicable Law, Entire Agreement.
     This Underwriting Agreement will be governed by and construed in accordance with the law of the State of New York. This Underwriting Agreement represents the entire agreement between the Seller and SC USA, on the one hand, and the Underwriters, on the other, with respect to the preparation of the Prospectus or the Preliminary Prospectus, the conduct of the offering and the purchase and sale of the Notes.
     Section 12. Successors.
     This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 8 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

     Section 13. Waivers; Headings.
     Neither this Underwriting Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Underwriting Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
     Section 14. Termination of the Obligations of the Underwriters.
     The obligations of the Underwriters to purchase the Notes identified in Section 3 of the Terms Exhibit on the Closing Date shall be terminable by the Underwriters by written notice delivered to the Seller and SC USA if at any time on or before the Closing Date: (a) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, or there shall have been any setting of minimum prices for trading on such exchange, (b) a general moratorium on commercial banking activities in Illinois or New York shall have been declared by any of Federal, Illinois state or New York state authorities, (c) there shall have occurred an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or any other major act of terrorism involving the United States, or any other substantial national or international calamity, emergency or crisis, the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Underwriters, impracticable or inadvisable to market the Notes on the terms and in the manner contemplated in the Prospectus, or (d) any change or any development involving a prospective change, materially and adversely affecting (i) the Trust Estate taken as a whole or (ii) the business or properties of the Seller or SC USA occurs, which, in the reasonable judgment of the Underwriters, in the case of either clause (i) or (ii), makes it impracticable or inadvisable to market the Notes on the terms and in the manner contemplated in the Prospectus. Upon such notice being given, the parties to this Underwriting Agreement shall (except for the liability of the Seller and SC USA under Section 7 of this Underwriting Agreement and Section 8 of this Underwriting Agreement and the liability of each Underwriter under Section 16) be released and discharged from their respective obligations under this Underwriting Agreement.
     Section 15. Default by an Underwriter.
     If any one or more Underwriters shall fail to purchase and pay for any of the Notes agreed to be purchased by such Underwriter or Underwriters pursuant to Section 3 of the Terms Exhibit hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Underwriting Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Notes set forth opposite their names in Section 3 of the Terms Exhibit bears to the aggregate amount of Notes set forth opposite the names of all the remaining Underwriters) the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that if the aggregate amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 25% of the aggregate principal amount of Notes set forth in Section 3 of the Terms Exhibit, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes set forth in Section 3 of the Terms Exhibit opposite each of their respective names, and if such nondefaulting Underwriters do not purchase all the Notes set forth in Section 3 of the Terms Exhibit opposite each of their respective names, this Underwriting Agreement will terminate without liability to any nondefaulting Underwriter, the Seller or SC USA. In the event of a default by any Underwriter as set forth in this Section 16, the Closing Date shall be postponed for such period as is mutually agreeable to SC USA, the Seller and the Underwriters (with all parties hereto agreeing that time is of the essence) in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Underwriting Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Seller, SC USA and any nondefaulting Underwriter for damages occasioned by its default hereunder.
     Section 16. Offering Communications.
     (a) The following terms have the specified meanings for purposes of this Underwriting Agreement:
     (i) “Ratings Free Writing Prospectus” means the free writing prospectus dated November 12, 2010.
     (ii) “Derived Information” means such written information (including any Intex CDI file) regarding the Notes as is disseminated by any Underwriter to a potential investor, which information is neither (A) Issuer Information nor (B) contained in (1) the Registration Statement, the Preliminary Prospectus, the Prospectus Supplement, the Prospectus or any amendment or supplement to any of them, taking into account information incorporated therein by reference (other than information incorporated by reference from any information regarding the Notes that is disseminated by any Underwriter to a potential investor) or (2) any computer tape in respect of the Notes or the related receivables furnished by the Seller or SC USA to any Underwriter.
     (iii) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus”, as defined in Rule 433 of the Act (“Rule 433”), relating to the Notes that (i) is required to be filed with the Commission by the Depositor, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission (“Road Show Information”), or (iii) is exempt from filing pursuant to Rule 433(d)(5) (i) because it contains a description of the Notes or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Depositor’s records pursuant to Rule 433(g). For avoidance of doubt, the Ratings Free Writing Prospectus shall constitute an Issuer Free Writing Prospectus.
     (iv) “Issuer Information” has the meaning given to such term in Rule 433(h)(2) and footnote 271 of the Commission’s Securities Offering Reform Release No. 33-8591 of the Act.
     (v) “Underwriter Free Writing Prospectus” means “written communications” (as defined in Rule 405 under the Act) containing no more than the following: (1) information included in the Time of Sale Information with the consent of the Seller

(except as provided in clauses (2) through (5) below), (2) information relating to the class, size, rating, price, CUSIPs, coupon, yield, spread, benchmark, status and/or legal maturity date of the Notes, the weighted average life, expected final payment date, trade date, settlement date and payment window of one or more classes of Notes and the underwriters for one or more classes of the Notes, (3) the eligibility of the Notes to be purchased by ERISA plans, (4) a column or other entry showing the status of the subscriptions for the Notes (both for the issuance as a whole and for each Underwriter’s retention) and/or expected pricing parameters of the Notes and/or (5) any Derived Information.
     (b) The Seller will not disseminate to any potential investor any information relating to the Securities that constitutes a “written communication” within the meaning of Rule 405 under the Act, other than the Preliminary Prospectus and the Prospectus, unless the Seller has obtained the prior written consent of Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Santander Investment Securities Inc.
     (c) Neither the Seller nor any Underwriter shall disseminate or file with the Commission any information relating to the Notes in reliance on Rule 167 or 426 under the Act, nor shall the Seller or any Underwriter disseminate any Underwriter Free Writing Prospectus “in a manner reasonably designed to lead to its broad unrestricted dissemination” within the meaning of Rule 433(d) under the Act.
     (d) Each Underwriter Free Writing Prospectus shall bear the following legend, or a substantially similar legend that complies with Rule 433 under the Act:
The Seller has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Seller has filed with the SEC for more complete information about the Seller, the issuing trust, and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the Seller, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-326-5897.
     (e) Notwithstanding anything to the contrary in Section 4(i), in the event the Seller or SC USA becomes aware that, as of the Time of Sale, any Preliminary Prospectus with respect thereto contains or contained any untrue statement of material fact or omits or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with all Time of Sale Information) in light of the circumstances under which they were made, not misleading (a “Defective Prospectus”), the Seller shall promptly notify the Underwriters of such untrue statement or omission no later than one Business Day after discovery and the Seller shall, if requested by the Underwriters, prepare and deliver to the Underwriters an amended Preliminary Prospectus approved by the Depositor and the Underwriters that corrects material misstatements or omissions in a prior preliminary prospectus (a “Corrected Prospectus”).
     (f) Each Underwriter, severally and not jointly, represents, warrants, covenants and agrees with the Seller and SC USA that:

     (i) Other than the Preliminary Prospectus and the Prospectus, it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to, in any communications with potential investors, any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, including but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Act; provided, however, that (A) each Underwriter may prepare and convey one or more Underwriter Free Writing Prospectuses, and may convey the Registration Statement, any Corrected Prospectus and Time of Sale Information, including via Bloomberg; (B) unless otherwise consented to by the Seller, no such Underwriter Free Writing Prospectus shall be conveyed if, as a result of such conveyance, the Seller or the Trust shall be required to make any registration or other filing solely as a result of such Underwriter Free Writing Prospectus pursuant to Rule 433(d) under the Act other than the filing of the final terms of the Notes pursuant to Rule 433(d)(5) of the Act; and (C) each Underwriter will be permitted to provide confirmations of sale.
     (ii) In disseminating information to prospective investors, it has complied and will continue to comply fully with the rules and regulations of the Commission, including but not limited to Rules 164 and 433 under the Act and the requirements thereunder for filing and retention of any “free writing prospectus”, as defined in Rule 405 under the Act (each a “Free Writing Prospectus”), including retaining any Underwriter Free Writing Prospectuses they have used but which are not required to be filed for the required period.
     (iii) Prior to entering into any Contract of Sale, it shall convey the Preliminary Prospectus to the prospective investor. The Underwriter shall maintain sufficient records to document its conveyance of such information to the potential investor prior to the formation of the related Contract of Sale and shall maintain such records as required by the rules and regulations of the Commission.
     (iv) If a Defective Prospectus has been corrected with a Corrected Prospectus, it shall (A) deliver the Corrected Prospectus to each investor with whom it entered into a Contract of Sale and that received the Defective Prospectus from it prior to entering into a new Contract of Sale with such investor, (B) notify such investor in a prominent manner that the prior Contract of Sale with the investor, if any, has been terminated and of the investor’s rights as a result of such agreement and (C) provide such investor with an opportunity to elect to enter into or not enter into a new Contract of Sale based on the information set forth in the Corrected Prospectus.
     (v) Each Underwriter Free Writing Prospectus prepared by it will not, as of the date such Underwriter Free Writing Prospectus was conveyed or delivered to any prospective purchaser of Notes, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that no Underwriter makes such representation, warranty or agreement to the extent such untrue statements or omissions were made in reliance upon and in conformity with information contained in the Preliminary Prospectus or the Prospectus or any written information furnished to the related Underwriter by SC USA or the Seller specifically for use in such

Underwriter Free Writing Prospectus which information was not corrected by information subsequently provided by SC USA or the Seller to the related Underwriter prior to the time of use of such Underwriter Free Writing Prospectus.
     (vi) Immediately following the use of any Underwriter Free Writing Prospectus containing any Issuer Information, it has provided the Seller a copy of such Underwriter Free Writing Prospectus, unless such Issuer Information consists of the terms of the Notes or such information is not the final information to be included in the Prospectus Supplement.
     (g) The Seller shall file with the Commission, within the applicable period of time required under the Act and the rules and regulations of the Commission thereunder, any Free Writing Prospectus delivered to investors in accordance with this Section, that the Seller is required to file under the Act and the rules and regulations of the Commission thereunder. The Seller shall file with the Commission the final terms of the Notes pursuant to Rule 433(d)(5) of the Act.
     Section 17. No Fiduciary Duty.
     The Seller and SC USA acknowledge that in connection with the offering of the Notes: (a) the Underwriters have acted at arm’s length, are not agents of or advisors to, and owe no fiduciary duties to, the Seller or SC USA or any other person, (b) the Underwriters owe the Seller and SC USA only those duties and obligations set forth in this Underwriting Agreement and (c) the Underwriters may have interests that differ from those of the Seller and SC USA. Each of the Seller and SC USA waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of advisory or fiduciary duty in connection with the offering of the Notes.
     If you are in agreement with this Underwriting Agreement, please sign a counterpart hereof and return it to the Seller and SC USA, whereupon this Underwriting Agreement and your acceptance shall become a binding agreement among the Seller, SC USA and the Underwriters.
     This Underwriting Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.
[SIGNATURES FOLLOW]

Very truly yours, SANTANDER DRIVE AUTO RECEIVABLES LLC, as Seller
By:	/s/ Andrew Kang
	Name:	Andrew Kang
	Title:	Vice President

SANTANDER CONSUMER USA INC.
By:	/s/ Andrew Kang
	Name:	Andrew Kang
	Title:	Director, Securitizations

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This Underwriting Agreement is
hereby confirmed and accepted
as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.
By:	/s/ Steven Vierengel
	Name:	Steven Vierengel
	Title:	Director

DEUTSCHE BANK SECURITIES INC.
By:	/s/ Katherine Bologna
	Name:	Katherine Bologna
	Title:	Vice President

By:	/s/ Jay Steiner
	Name:	Jay Steiner
	Title:	Managing Director

SANTANDER INVESTMENT SECURITIES INC.
By:	/s/ Erik Deidan
	Name:	Erik Deidan
	Title:	Senior Vice President

By:	/s/ Luis Araneda
	Name:	Luis Araneda
	Title:	Managing Director

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EXHIBIT A
SANTANDER DRIVE AUTO RECEIVABLES TRUST 2010-3
ASSET BACKED NOTES
TERMS EXHIBIT
Dated: November 18, 2010

To:	SANTANDER CONSUMER USA INC. SANTANDER DRIVE AUTO RECEIVABLES LLC

Re: Underwriting Agreement, dated November 18, 2010
1. Terms of the Notes

			Final Scheduled
Class	Initial Note Balance	Interest Rate	Payment Date
A-1	$334,700,000.00	0.35665%	December 15, 2011
A-2	$209,200,000.00	0.93%	June 17, 2013
A-3	$96,100,000.00	1.20%	June 16, 2014
B	$94,300,000.00	2.05%	May 15, 2015
C	$165,700,000.00	3.06%	November 15, 2017
2. Underwriters
     The Underwriters named below are the “Underwriters” for the purpose of this Underwriting Agreement and for the purposes of the above-referenced Underwriting Agreement as such Underwriting Agreement is incorporated herein and made a part hereof.

Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Santander Investment Securities Inc.
3.	Underwriting

Underwriting Liability	Class A-1	Class A-2	Class A-3	Class B	Class C
Deutsche Bank Securities Inc.	$111,568,000.00	$69,734,000.00	$32,034,000.00	$31,434,000.00	$22,834,000.00
Citigroup Global Markets Inc.	$111,566,000.00	$69,733,000.00	$32,033,000.00	$31,433,000.00	$22,833,000.00
Santander Investment Securities Inc.	$111,566,000.00	$69,733,000.00	$32,033,000.00	$31,433,000.00	$22,833,000.00
Total Amount	$334,700,000.00	$209,200,000.00	$96,100,000.00	$94,300,000.00	$68,500,000.00

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4. Purchase Price, Discounts and Concessions

	Class A-1	Class A-2	Class A-3	Class B	Class C
Gross Purchase Price	100.00000%	99.99391%	99.99703%	99.98230%	99.98308%
Underwriting Discount	0.140%	0.170%	0.200%	0.500%	0.600%
Net Purchase Price	99.86000%	99.82391%	99.79703%	99.48230%	99.38308%
Maximum Dealer Selling Concessions	0.084%	0.102%	0.120%	0.300%	0.360%
Maximum Dealer Reallowance Discounts	0.042%	0.051%	0.060%	0.150%	0.180%
5. Time of Sale
     9:00 a.m. (Eastern Time) (U.S.) on November 18, 2010 (the time the first Contract of Sale was entered into as designated by the Underwriters.)
6. Closing Date
     Pursuant to Rule 15c6-1(d) under the Securities Exchange Act of 1934, as amended, the Underwriters, the Seller and SC USA hereby agree that the Closing Date shall be November 24, 2010, 10:00 a.m., New York City time.

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